As filed with the Securities and Exchange Commission on June 11, 1999
                                Registration Statement No. 333-_______
______________________________________________________________________
                 SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C. 20549

                              FORM S-3
      REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        CONNING CORPORATION
       (Exact name of registrant as specified in its charter)

            MISSOURI                 700 MARKET STREET               43-1719355
  (State or other jurisdiction      ST. LOUIS, MISSOURI   (IRS Employer Identification No.)
 of incorporation or organization)     (314) 444-0498

                       ______________________

     (Address, including zip code, and telephone number including area code, of registrant's principal executive office)
                       ______________________

                       LEONARD M. RUBENSTEIN
                    CHAIRMAN, PRESIDENT AND CEO
                        CONNING CORPORATION
                         700 MARKET STREET
                     ST. LOUIS, MISSOURI 63101
                           (314) 444-0498
     (Name, address, including zip code, and telephone number,
             including area code, of agent for service)
                      _______________________

                  Copies of all communications to:

         WILLIAM L. HUTTON, ESQ.             R. RANDALL WANG, ESQ.
        ASSOCIATE GENERAL COUNSEL               BRYAN CAVE LLP
           CONNING CORPORATION         211 NORTH BROADWAY, SUITE 3600
            700 MARKET STREET             ST. LOUIS, MISSOURI 63109
        ST. LOUIS, MISSOURI 63101               (314) 259-2000
            (314) 444-0642                    FAX (314) 259-2020
          FAX (314) 444-0510
                       ______________________

   Approximate date of commencement of proposed sale to the public:
At such time or times after the effective date of this Registration Statement as the selling shareholders shall determine.

                       ______________________

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: / /

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: /x/

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
               _____________________________________

                                             CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------------
  TITLE OF EACH CLASS OF            AMOUNT TO BE             PROPOSED MAXIMUM             PROPOSED MAXIMUM           AMOUNT OF
SECURITIES TO BE REGISTERED          REGISTERED        OFFERING PRICE PER SHARE<F*>   AGGREGATE OFFERING PRICE   REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01       385,000 shares                $16.8125                    $6,472,813               $1,800
-----------------------------------------------------------------------------------------------------------------------------------

   <F*>Estimated pursuant to Rule 457(c) solely for purposes of calculating amount of registration fee, based upon the average of the high and low sales prices reported on June 9, 1999, as reported on The Nasdaq National Market.

   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH
DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

----------------------------------------------------------------------------
 THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED.
 THE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED
 WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE.  THIS
 PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER
 OR SALE IS NOT PERMITTED.
----------------------------------------------------------------------------

             SUBJECT TO COMPLETION, DATED JUNE 11, 1999

                            PROSPECTUS

                        CONNING CORPORATION

                   385,000 SHARES OF COMMON STOCK

                       ______________________

   This prospectus relates to 385,000 shares of our common stock.
These shares may be offered and sold from time to time by the selling
shareholders named herein.   We will not receive any of the proceeds
from the sale of the common shares. We will bear the costs relating to the registration of the common shares, estimated to be approximately $15,000.

   The selling shareholders may offer their common shares through public or private transactions, on or off The Nasdaq National Market, at prevailing market prices, or at privately negotiated prices. The selling shareholders may include pledgees, donees, transferees, or other successors in interest (including A.G. Edwards & Sons, Inc. to the extent that shares may be sold from a margin account).

   The common shares are traded on The Nasdaq National Market under the symbol CNNG. The closing sales price of the common shares as reported on The Nasdaq National Market on June 10, 1999 was $16.875 per share. The selling shareholders will pay any sales commissions or underwriting discounts and fees and expenses of their counsel incurred in connection with the sale of shares through this prospectus.

                       ______________________

   YOU SHOULD CAREFULLY CONSIDER "RISK FACTORS" BEGINNING ON PAGE 2 FOR IMPORTANT INFORMATION YOU SHOULD CONSIDER WHEN DETERMINING WHETHER TO INVEST IN OUR COMMON STOCK.

                       ______________________

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                       ______________________

           The date of this prospectus is June ___, 1999

                         EXPLANATORY NOTES

   We are registering these shares for the selling shareholders in accordance with a prior commitment we made to them. They purchased their shares in an employee offering in late 1996 and early 1997. The selling shareholders financed their purchases of shares with borrowed funds, which limits their ability to sell the shares under the holding period provisions of Rule 144 under the Securities Act of 1933. The shareholders who purchased shares without financing are generally not subject to these holding period restrictions on sale. Our desire is to register these shares to put the selling shareholders in essentially the same position as other shareholders who did not purchase shares with borrowed funds.
                       ______________________

   We have not authorized anyone to provide you with information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. The selling shareholders are offering to sell, and seeking offers to buy, only the shares of common stock covered by this prospectus, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date, regardless of the time of delivery of this prospectus or of any sale of the shares.
                       ______________________

   You should read carefully this entire prospectus, as well as the documents incorporated by reference in this prospectus, before making an investment decision. Conning Corporation is a holding company that conducts its business through three subsidiaries: (1) Conning, Inc. is a wholly-owned subsidiary of the Company and serves as an intermediate holding company; (2) Conning & Company is a wholly-owned subsidiary of Conning, Inc. and is a registered investment adviser and broker-dealer; and (3) Conning Asset Management Company is a wholly-owned subsidiary of Conning & Company and is a registered investment adviser. All references to "we," "us," "our," or "Conning" in this prospectus mean Conning Corporation and its subsidiaries.
                       ______________________

                         TABLE OF CONTENTS
                                                                  PAGE
                                                                  ----

Risk Factors                                                        2
The Company                                                        11
Use of Proceeds                                                    12
Selling Shareholders                                               12
Plan of Distribution                                               15
Legal Matters                                                      17
Accounting Experts                                                 17
Where You Can Find More Information                                17
Incorporation of Certain Documents by Reference                    18


                            RISK FACTORS

   Before you invest in our common stock, you should be aware that there are various risks, including those described below. You should carefully consider these risk factors together with all of the other information included or incorporated by reference in this prospectus before you decide to purchase shares of our common stock.

BECAUSE WE PRIMARILY SERVE THE INSURANCE INDUSTRY, WE MAY BE ADVERSELY AFFECTED BY DEVELOPMENTS IN THAT INDUSTRY.

   We focus on providing asset management services to the insurance industry. As a result, our business may be materially adversely affected by events that affect the insurance industry. For example, the insurance industry has been experiencing consolidation as companies merge or are acquired. If such consolidation activity continues and our current or prospective clients are acquired, their assets may end up being managed by the combined company's internal staff or by another external manager. In that case, our business could be materially adversely affected. Further, over time, many insurance companies have already started to use a greater percentage of external asset managers. As a result, there may be fewer additional external asset management opportunities. In addition, changes affecting the insurance industry may have a materially adverse effect on our business. For example, changes in related federal or state laws or regulations could adversely affect insurance products or insurance company investments, which could reduce the volume of assets available for management by us.

WE DEPEND ON GENERAL AMERICAN THROUGH CERTAIN INVESTMENT ADVISORY AND ADMINISTRATIVE SERVICES AGREEMENTS BUT MAY NOT BE ABLE TO RELY ON IT IN THE FUTURE.

   GenAmerica Corporation, a Missouri corporation, beneficially owns approximately 61.4% of our outstanding common stock. As of March 31, 1999, its subsidiary, General American Life Insurance Company and its affiliates, accounted for approximately $17.1 billion of the approximately $29.4 billion in assets which we had under discretionary management. We refer to GenAmerica and its affiliates, including General American Life Insurance Company, in this prospectus as "General American." General American can terminate our advisory agreements upon 30 to 90 days' notice without penalty.

   We cannot assure you that General American will maintain or not seek to renegotiate their existing investment advisory relationships with us in the future. The renegotiation of those relationships could have a negative affect on us. Similarly, the termination of those relationships would have a materially adverse effect on our business. Additionally, General American presently leases to us all of our office space in St. Louis; it also provides us with some administrative services. We cannot assure you that those arrangements will continue or that we would be able to find replacement office space or services on similar or otherwise favorable terms.

GENERAL AMERICAN CAN CONTROL OUR BUSINESS AND LIMIT OUR ABILITY TO ENTER INTO MAJOR BUSINESS TRANSACTIONS.

   General American beneficially owns approximately 61.4% of our common stock. Our Board of Directors consists of five directors, two of whom are officers of General American or us. Because of its ownership of a majority of our common stock, General American has the power to elect our Board of Directors and to approve certain actions requiring shareholder approval, including adopting amendments to our Articles of Incorporation, and to control certain other actions requiring shareholder approval, including mergers or sales of substantially all of our assets or assets of our subsidiaries. For financial reporting purposes, General American includes its share of our net income or loss in its consolidated financial statements. Our Board of Directors, including members who also are affiliated with General American, may consider not only the short-term and long-term impact of operating decisions on us but also the impact of such decisions on General American.

WE ENGAGE IN TRANSACTIONS WITH GENERAL AMERICAN THAT CREATE CONFLICTS OF
INTEREST.

   We are a party to investment advisory, administrative services, and other agreements with General American and some of its affiliates. Some of our officers were also officers of General American when such agreements were entered into. We believe that the terms of such agreements are at least as favorable to us as those we could have negotiated with unrelated parties. However, these agreements may be modified or renegotiated in the future. We may also enter into additional agreements or transactions with General American or its affiliates. Conflicts of interest could arise between General American or its affiliates and us with respect to any of these agreements or arrangements.

WE FACE CERTAIN CONFLICTS OF INTEREST WITH OUR EMPLOYEES.

   Our executive officers, directors, and employees from time to time receive a profit interest in, and invest in, investment funds that we organize and manage. We (or one of our affiliates) may have a relationship with those funds as sponsor or an investor or with one of the company investments held by the investment funds. This relationship may involve performing asset management services, publishing research, or acting as a market-maker for that company. In addition, we may organize businesses in the future in which our employees acquire minority interests. There is a risk that, as a result of any such profit or investment interest, a director, officer, or employee may take actions which could conflict with our best interests.

WE FACE CHALLENGES IN ATTRACTING AND RETAINING QUALIFIED PERSONNEL.

   Our success significantly depends on our officers and key personnel. Retention of asset management, investment advisory, private equity, research, sales and trading, and administrative professionals is particularly important to our business prospects. We cannot assure you that losses of key personnel will not occur in the future, which could materially and adversely affect our business and prospects.

   We expect the number of our employees to increase. Competition for employees with the high degree of skill, and the often highly specialized qualifications, we desire is intense, especially for asset management and research professionals with expertise in the insurance industry. We expect that continuing competition will cause our compensation costs to continue to increase. We cannot assure you that we will be able to recruit enough new employees with the desired qualifications in a timely manner. If we fail to recruit new employees, our business would be materially and adversely affected.

WE EXPERIENCE INTENSE COMPETITION IN OUR MARKETS.

   We conduct business in highly competitive markets. We compete with a large number of other asset management firms, as well as broker-dealers, insurance companies, commercial banks, and others in the business. Our asset management business competes for assets under discretionary management with a large number of other specialty and diversified investment advisory firms and divisions. Some of our competitors are internal investment divisions of insurance companies. The intensity of competition could increase if the rate of growth in insurance company assets managed externally were to decline. New asset management entities that may compete with us may be formed at relatively low cost. Our focus on the insurance industry makes us particularly subject to direct competition from firms or divisions that specialize in providing services to the insurance sector. Additionally, other insurance companies may spin out their investment management divisions, which might then become competitors. Our asset management, real estate, private equity, and investment accounting & reporting services are also subject to intense competition. These operations require only limited capital and have low barriers to entry. We cannot assure you that we will be able to compete successfully against current and future competitors or that competitive pressures faced by us will not materially and adversely affect our business.

   Many of our current and potential competitors are larger and have access to greater resources, all of which could be used to compete effectively against us. This competition could have a material adverse effect on our business, as well as our ability to attract and retain employees.

WE EXPOSE OURSELVES TO CERTAIN RISKS IN CONNECTION WITH ACQUISITIONS.

   As part of our business strategy, we consider acquisitions of similar or complementary businesses. We cannot assure you that we will be successful in identifying attractive acquisition candidates or completing acquisitions on favorable terms. In addition, acquisitions are accompanied by risks, such as:

   * potential exposure to unknown liabilities of acquired companies or to acquisition costs and expenses;

   * difficulty and expense of integrating the operations and personnel of the acquired companies;

   * potential disruption to our business and potential diversion of our management's time and attention;

   * impairment of relationships with and the possible loss of key employees and clients as a result of the changes in management;

   * amortization expenses, if an acquisition gives rise to goodwill on our balance sheet; and

   * dilution to our shareholders if the acquisition is made with our stock.

   We cannot assure you that we can effectively assimilate the products, technologies, or businesses of acquired companies. Additionally, an acquisition may have a negative effect on our revenues or earnings. Further, we may incur significant expense to complete acquisitions and to support the acquired products and businesses. We may fund acquisitions with cash, debt, or equity, which could have the effect of diluting or otherwise adversely affecting our existing shareholders.

ADVERSE CHANGES IN ECONOMIC OR MARKET CONDITIONS OR REGULATIONS COULD REDUCE OUR REVENUES.

   Changes in economic and market conditions may adversely affect:

   *    our profitability;

   *    the performance of our services; and

   *    the demand for our services.

   A significant portion of our revenues come from asset management fees, which are generally based on the market value of assets under management. Consequently, significant fluctuations in the values of securities may affect materially the value of assets under management and thus our revenues and profitability. This may occur as the result of substantial changes in the equity and fixed income markets resulting from changes in interest rates, inflation rates, or other economic factors. We focus on insurance companies, which tend to invest heavily in interest-sensitive securities. As a result, our assets under management are sensitive to interest rate volatility. Changes in interest rates could reduce the market value of assets under management. Adverse market conditions could also cause our clients to reduce the amount of funds they ask us to manage or reduce the allocation of assets to particular types of investments. Any of these events could reduce our revenues.

   Fluctuations in the investment patterns of our clients also affects the amount of assets under management. Because our clients are mainly in the insurance business, regulatory changes could reduce our revenues, such as changes in insurance company investment regulations or adverse tax law changes.

   The fees which we charge to registered investment companies are subject to fiduciary standards and periodic review of the boards of directors of the companies to determine if such fees are excessive. We believe that our fees are not excessive under current judicial authority relating to such fees, but we cannot assure you that such fees might not be determined in the future to be excessive and subject to renegotiation or challenge in court.

   Our mortgage origination and mortgage and real estate servicing business is dependent on local economic conditions. Although we have mortgage activity in approximately 25 states, significant declines in the local economies in a number of such states could reduce the availability of high quality mortgages and real estate developments. This could also increase competition for mortgages. Economic and market conditions may also reduce our clients' demand for mortgages.

   Periodically, we serve as an underwriter of publicly-offered securities. Underwriting revenues, as well as brokerage commissions, are highly volatile. They depend on a variety of factors, including market conditions and transaction activity. We cannot give you any assurance as to the amount of such revenues, if any, that may arise in future periods.

THE REGULATION OF OUR INDUSTRY IS EXTENSIVE AND COMPLEX.

   INTRODUCTION

   The securities industry and our business are subject to extensive regulation by the Securities and Exchange Commission (which we refer to as the "SEC"), state securities regulators, and other governmental regulatory authorities. For example, these include:

   * Broker-dealer regulation by the National Association of Securities Dealers, Inc., which we refer to as the "NASD." Also, Conning & Company is registered as a broker-dealer under the Securities Exchange Act of 1934, which we refer to as the "Exchange Act," and various state broker-dealer registration laws.

   * Investment adviser regulation, as Conning & Company and Conning Asset Management Company, two of our subsidiaries, are registered as investment advisers with the SEC. As registered investment advisers, they are subject to the Investment Advisers Act of 1940, which we refer to as the "Advisers Act," and the related regulations.

   * Investment company regulation, as Conning Asset Management Company acts as an investment adviser to a number of registered investment companies, and therefore is also subject to the Investment Company Act of 1940, which we refer to as the "Investment Company Act."

   * The Employee Retirement Income Security Act of 1974, which we refer to as "ERISA," and related regulations. Conning
        Asset Management Company is subject to ERISA because it is a fiduciary with respect to:

             - the investments of its discretionary asset management clients which belong to employee benefit plans subject to ERISA; and

             - the investments of portfolios managed by us that contain assets of plans subject to ERISA.

   * Mortgage or real estate brokers licensing requirements of a number of states due to our mortgage origination activities.

   SECURITIES REGULATIONS RESTRICT OUR ACTIVITIES AND EXPOSE US TO POTENTIAL LIABILITY

   Extensive securities regulations restrict our activities. Additionally, our management may be required to devote substantial time and effort to regulatory compliance issues. Further, Conning & Company is exposed to liability under federal and state securities laws and court decisions, including decisions with respect to underwriters' liability and limitations on indemnification of underwriters by issuers. Violations of federal or state laws or regulations, or rules of organizations, such as the NASD, could subject us, our subsidiaries and our employees to disciplinary proceedings or civil or criminal liability. These sanctions could include:

   *    revocation of licenses;

   *    censures;

   *    fines; or

   * temporary suspension or permanent bar from the conduct of their business.

   Any of these proceedings or sanctions could have a material adverse effect on our business.

   WE MAY FACE PENALTIES IF WE FAIL TO COMPLY WITH LAWS

   Many of these regulations are subject to varying interpretations, such as those governing affiliated transactions involving clients. Regulators make periodic examinations and review annual, monthly, and other reports on our operations and financial condition. In the event we do not comply with any applicable law or regulation, governmental regulators or other organizations, such as the NASD, may institute administrative or judicial proceedings. These proceedings could result in:

   *    censures;

   *    fines;

   * civil penalties (including treble damages in the case of insider trading violations);

   *    criminal penalties;

   *    the issuance of cease-and-desist orders;

   * the deregistration or suspension of the non-compliant broker-dealer or investment adviser;

   * the suspension or disqualification of the broker-dealer's or investment adviser's officers or employees;

   * removal from our role as fiduciary with respect to the investment of assets subject to ERISA; and

   *    other adverse consequences.

   We have not experienced any such penalties to date. These violations or noncompliance could also subject us or our employees to civil actions by private parties.

   In connection with our private equity activities, Conning &
Company, its affiliates, and the private equity funds which they manage are relying on exemptions from registration under the Investment Company Act, the Securities Act of 1933, and state securities laws. Failure to meet the requirements of any of these exemptions could have a material adverse effect on:

   *    our business;

   * the manner in which we and they carry out investment activities; and

   * the compensation received by Conning & Company and its affiliates from the private equity funds.

   CHANGING SECURITIES REGULATIONS COULD ADVERSELY AFFECT OUR
   BUSINESS

   The regulatory environment in which we operate often changes. We may be adversely affected by new or revised legislation or regulations imposed by the SEC, other governmental regulatory authorities, or other regulatory bodies. We also may be adversely affected by changes in the interpretation or enforcement of existing laws and rules by these governmental authorities and other regulatory bodies.

   OTHER BUSINESS REGULATIONS COULD ADVERSELY AFFECT OUR BUSINESS

   Our businesses may be materially affected also by other laws of general application. For example, our asset management revenues could be adversely affected by:

   *    existing and proposed tax legislation;

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

   * other governmental regulations and policies such as the interest rate policies of the Federal Reserve Board; and

   * changes in the interpretation or enforcement of existing laws and rules that affect the business and financial communities.

   The insurance industry can be affected not only by such legislation or regulations of general applicability, but also by industry-specific legislation or regulations.

   NET CAPITAL REQUIREMENTS LIMIT OUR OPERATIONS AND RESTRICT THE
   PAYMENT OF DIVIDENDS

   As a registered broker-dealer and member of the NASD, Conning & Company is subject to the net capital rules of the SEC, various states, and the NASD. These rules require that registered broker-dealers and NASD members maintain minimum levels of net capital. They are designed to assure that broker-dealers maintain adequate regulatory capital in relation to their liabilities and the size of their customer business. They have the effect of requiring that broker-dealers keep a substantial portion of their assets in cash or highly liquid investments. These net capital requirements could have a materially adverse effect on our ability to distribute dividends to our shareholders. As a holding company, our main assets are shares of the common stock of Conning, Inc. Conning, Inc. owns all of the common stock of Conning & Company. The primary source of funds for us to make dividend distributions, if any, will be dividends paid to us by Conning, Inc. Conning, Inc.'s principal source of funds is dividends received from Conning & Company, which may be restricted by these net capital rules.

OUR CUSTOMERS CAN TERMINATE OUR INVESTMENT ADVISORY AGREEMENTS ON SHORT
NOTICE.

   A large portion of our revenues come from investment advisory agreements with insurance companies, particularly General American and its affiliates, and institutional clients. Our clients can generally terminate these agreements on 30 to 90 days' notice without penalty. Any termination that involved a material portion of assets under management could have a material adverse effect on our business.

PROVISIONS OF THE ADVISERS ACT AND THE INVESTMENT COMPANY ACT THAT RESTRICT "ASSIGNMENTS" OF INVESTMENT ADVISORY AGREEMENTS MIGHT
DISCOURAGE ANY POTENTIAL PURCHASERS OF US.

   Under the Advisers Act, investment advisory agreements are voidable upon assignment unless the client consents to the assignment. Under the Investment Company Act, investment advisory agreements terminate upon assignment. The term "assignment" includes:

   *    a direct assignment, but also

   * a transfer of a "controlling block" of the firm's voting securities, or

   * under some circumstances, a transfer of a "controlling block" of the voting securities of a parent corporation.

   Under the Investment Company Act, during the two-year period after a change of control of an investment adviser of a registered investment company, there may not be imposed an "unfair burden" on that company as a result of a change in control. That prohibition could be interpreted to restrict increases in investment advisory fees during the two-year period. This may discourage potential purchasers from acquiring any interest in us that might constitute a change of control under the Investment Company Act.

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

THE SALE OF COMMON STOCK BY GENERAL AMERICAN OR OTHER SHAREHOLDERS MAY REQUIRE PRIOR APPROVAL FROM OUR CLIENTS OR THEIR SHAREHOLDERS IN ORDER TO PRESERVE CURRENT INVESTMENT ADVISORY AGREEMENTS; IT MIGHT BE
DIFFICULT TO OBTAIN THOSE APPROVALS.

   Sales of our common stock by General American or other shareholders, or issuances of common stock by us, could result in a deemed assignment of our investment advisory agreements under the Advisers Act and the Investment Company Act. In the case of any of our registered investment company clients, a majority of the shareholders of the client must approve the assignment before it takes place. In the case of our other clients, the client itself must approve the assignment before it takes place We cannot assure you that our clients would consent to any assignment of investment advisory agreements or approve new investment advisory agreements with us in such an event.

OUR ARTICLES OF INCORPORATION CONTAIN LIMITATIONS ON THE VOTING POWER OF SOME SHAREHOLDERS TO TRY TO AVOID DEEMED "ASSIGNMENTS" OF OUR INVESTMENT ADVISORY AGREEMENTS.

   Our Articles of Incorporation provide that no person or group deemed to be a beneficial owner (as defined) of our common stock may vote more than 20% of the total number of shares of common stock outstanding. This provision of the Articles does not apply to General American or its subsidiaries or affiliates, our direct or indirect subsidiaries and some of our employee plans. Our Board of Directors may approve the exemption of other persons or groups from these provisions. This voting limitation is in place to reduce the likelihood, under some circumstances, of inadvertent terminations of our advisory agreements as a result of "assignments" of such contracts. We cannot assure you that this voting limitation will prevent such a termination from occurring. In addition, this limitation could have an anti-takeover effect and make changes in management more difficult.

PROVISIONS OF MISSOURI LAW AND OUR CHARTER DOCUMENTS MAY MAKE A TAKEOVER DIFFICULT.

   Some provisions of Missouri law, our Articles of Incorporation, and our Bylaws could discourage a third party from attempting to acquire control of us. Some of the provisions of Missouri law include:

   * Missouri's "business combination" statute, which imposes restrictions and conditions on some transactions with an "interested shareholder" (generally a shareholder owning more than 20% of the corporation's voting stock) for five years following the date on which that shareholder became an interested shareholder; and

   * Missouri's "take-over bid disclosure" statute, which provides that, before making a tender offer for some
        Missouri corporations, the offeror must file some disclosure materials.

Our Articles of Incorporation and Bylaws:

   * contain some limitations on the voting power of some of our shareholders;

   *    provide for a classified Board of Directors;

   *    limit the right of shareholders to remove directors;

   * limit the right of shareholders to change the size of our Board of Directors;

   * limit the right of shareholders to fill vacancies on our Board of Directors;

   *    limit the right of shareholders to act by written consent;

   * limit the right of shareholders to call a special meeting of shareholders;

   * require a higher percentage of shareholders than would otherwise be required to amend, alter, or repeal certain provisions of our Articles of Incorporation and Bylaws;

   * provide that our Bylaws may be amended only by the majority vote of our Board of Directors; and

   * authorize us to issue preferred stock without seeking shareholder approval; our Board of Directors has the power to set the terms of any preferred shares, which could adversely affect our common stock.

   These provisions could also limit or depress the price that some investors might be willing to pay in the future for shares of our common stock.

FUTURE SALES OR ISSUANCES OF SHARES COULD ADVERSELY AFFECT OUR SHARE
PRICE.

   Sales of substantial numbers of additional shares of our common stock, or the perception those sales might occur, could adversely affect the market price of our common stock. General American beneficially owns approximately 61.4% of our common stock and has rights to require us to register most of its shares for sale under the Securities Act of 1933. Additionally, all of its shares of our common stock are eligible for sale pursuant to Rule 144 under the Securities Act. As of June 1, 1999, approximately 2,654,368 shares of our common stock are issuable upon exercise of outstanding stock options; an additional 178,141 shares are available for future awards.

OUR COMMUNICATION AND INFORMATION SYSTEMS ARE SUBJECT TO RISK OF FAILURE AND ARE DEPENDENT ON THIRD PARTY VENDORS.

   Our business significantly depends on communications and information systems and third-party vendors for securities pricing information and updates on certain software. Our investment accounting & reporting services depend on the timeliness and accuracy of reports furnished by us to our customers. Although we believe we have adequate procedures in place to ensure the timeliness and accuracy of our services, any delays or inaccuracies in that information may give rise to potential claims against us and could materially adversely affect our business. Further, we cannot assure you that we will not suffer a systems failure or interruption caused by various events. Similarly, we cannot assure you that our back-up procedures and capabilities, in the event of any such failure or interruption, will be adequate.

FAILURE TO SUCCESSFULLY ADDRESS THE YEAR 2000 ISSUE COULD ADVERSELY AFFECT OUR BUSINESS.

   We have established a compliance team to address the "year 2000" issue, which generally refers to the inability of computer systems to properly recognize calendar dates beyond December 31, 1999.

   We are working to make appropriate modifications to our computer systems. We are also contacting most of our business partners, suppliers, and vendors to try to determine their year 2000 readiness. We do not believe it is possible to completely determine compliance of all of their systems. There are many companies that produce the products and services that are supplied to us by these external sources. If a particular supplier, vendor, or business partner is unable to provide products or services to us due to a year 2000 failure, we believe we have adequate alternate sources for such products or services. We cannot assure you, however, that similar or identical products or services would be available on the same terms and conditions or that we would not experience some adverse effect as a result of switching to such alternate sources.

   Based on these efforts, we do not believe that the year 2000 issue will have a material adverse effect on our business or results of operations. We cannot, however, guarantee such a favorable outcome.
The failure to correct a material year 2000 problem could result in an interruption or failure in our normal business operations. These failures could adversely affect our results of operations, liquidity, and financial condition, particularly as a result of uncertainty concerning the year 2000 readiness of third-party suppliers and clients.

ACTUAL RESULTS COULD DIFFER MATERIALLY FROM FORWARD-LOOKING STATEMENTS CONTAINED IN THIS PROSPECTUS OR OUR SEC FILINGS.

   Some of the statements contained in this prospectus and in our filings with the SEC, in our press releases and in oral statements are or may constitute forward-looking statements. These include statements relating to:

   *    our financial position;

   *    our plans to increase revenues;

   * our competitive strengths, business objectives, or strategies;

   *    insurance industry trends;

   * our expectations regarding General American's assets or activities; and

   *    our year 2000 efforts.

   Because these statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by those forward-looking statements or from historical results. Factors that could cause actual results to differ materially include, but are not limited to, those discussed under the heading "Risk Factors."

   In addition to the "Risk Factors," our business entails a variety of additional risks, which are set forth in documents we have filed or will file from time to time with the SEC. All subsequent written and oral forward-looking statements attributable to us or our representatives are expressly qualified in their entirety by these descriptions of these various risks. You should not place undue reliance on our forward-looking statements, which speak only as of the date they are made. We undertake no obligation to release publicly any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of those statements or to reflect the occurrence of anticipated or unanticipated events.

                            THE COMPANY

   GenAmerica Corporation beneficially owns approximately 61.4% of our outstanding common stock. General American and its affiliates provide us with a variety of management and administrative services (including legal, employee benefit, payroll, personnel, facilities, and information services) at our request. We also have entered into a number of investment advisory agreements with General American and its affiliates.

   We are one of the largest asset managers specializing in insurance company investments in the United States, a leading source of private equity capital in the specialty insurance market, and a national provider of research on the insurance industry. Our revenues consist of asset management and related fees, research service fees, and other income.

   Our asset management and related revenues come from three sources: asset management fees, private equity fund management fees, and fees related to our mortgage and real estate activities. Asset management fees primarily reflect fees for discretionary asset management services provided to insurance company clients, including General American and its affiliates. Our private equity fund management fees represent annual management fees based on a percentage of committed capital and a participation in specified net gains of the funds. Our commercial mortgage fees primarily reflect fees associated with loan originations as well as fees associated with ongoing servicing and management fees with respect to loans in portfolios managed by us.

   Research service fees generally represent commissions paid for securities transactions that we effect. Other income is primarily investment income we earn.

   Our executive offices are located at 700 Market Street, St. Louis, Missouri 63101 and our telephone number is 314-444-0498.

                          USE OF PROCEEDS

   We will not receive any proceeds from the sale of the common shares offered by this prospectus, nor will such proceeds be available for our use or benefit.

                        SELLING SHAREHOLDERS

   For ease of reference, the term "selling shareholder" also includes any transferees, pledgees, donees, or successors to the selling shareholders named in the table below. Pledgees could include banks, brokers, financial institutions, or other lenders, such as A.G. Edwards & Sons, Inc. and/or its affiliates. To the extent required, we will name any additional selling shareholder in a supplement to this prospectus.

   We are registering the shares, among other reasons, to permit the selling shareholders to sell all or a portion of their shares through this prospectus and also to permit those selling shareholders who desire to do so to pledge their shares as collateral for all or a portion of the shares with brokerage or other financial or lending institutions for margin loans. Margin loans may be made by A.G. Edwards & Sons, Inc. to some of the selling shareholders who may use the proceeds to repay loans made by General American to those shareholders in connection with the initial purchase of the shares, as described in footnote 2 to the table.

   The following table and footnotes set forth certain information with respect to the beneficial ownership of our common stock as of June 1, 1999, both before and after giving effect to the sale of common shares in this offering by the selling shareholders. Except as described in the table, none of the selling shareholders has had any position, office, or material relationship with us or any of our affiliates within the past three years. The information included below is based upon information provided by the selling shareholders. The table assumes that the selling shareholders sell all of the shares offered by them in this offering. We cannot assure you that any of the selling shareholders will sell any of the common shares offered by them hereunder.

                                                                   SHARES BENEFICIALLY                     SHARES BENEFICIALLY
                                                                     OWNED PRIOR TO                            OWNED AFTER
                                                                    THE OFFERING <F1>                       THE OFFERING <F1>
                                                                    -----------------                       -----------------
                                                                                             COMMON
                                                                                              STOCK
                                     POSITION WITH                             PERCENT OF    OFFERED                   PERCENT OF
       NAME                           THE COMPANY                 NUMBER       OUTSTANDING  HEREBY <F2>    NUMBER      OUTSTANDING
       ----                           -----------                 ------       -----------  -----------    ------      -----------
Leonard M. Rubenstein            Chairman, President &         230,721<F3>         1.7%      40,000      190,721<F3>       1.4%
                                 Chief Executive Officer

Michael D. McLellan              Executive Vice President      121,844<F4>         <F*>      20,000      101,844<F4>       <F*>

Fred M. Schpero                  Senior Vice President &        52,433<F5>         <F*>      20,000       32,433<F5>       <F*>
                                 Chief Financial Officer

William R. Bennett               Senior Vice President          28,365<F6>         <F*>       5,000       23,365<F6>       <F*>

Mark A. Blassie                  Senior Vice President          18,542<F7>         <F*>       5,000       13,542<F7>       <F*>

Sabra R. Brinkmann               Former Vice President<F27>      7,500             <F*>       7,500          -0-           <F*>

Bruce B. Brodie                  Former Senior Vice             18,000<F8>         <F*>      15,000        3,000<F8>       <F*>
                                 President<F27>

Frank D. Campbell                Senior Vice President          41,033<F9>         <F*>      30,000       11,033<F9>       <F*>

Laura R. Caro                    Senior Vice President          56,684<F10>        <F*>       5,000       51,684<F10>      <F*>

W. Michael Cody                  Vice President                 16,334<F11>        <F*>       5,000       11,334<F11>      <F*>

Claude A. Fongemie               Senior Vice President          13,272<F12>        <F*>      10,000        3,272<F12>      <F*>

William L. Frields               Senior Vice President          28,365<F13>        <F*>       5,000       23,365<F13>      <F*>

Paul S. Goulekas                 Senior Vice President          91,033<F14>        <F*>      35,000       56,033<F14>      <F*>

David A. Kaslow                  Vice President                 16,167<F15>        <F*>       5,000       11,167<F15>      <F*>

Douglas R. Koester               Senior Vice President         123,142<F16>        <F*>      20,000      103,142<F16>      <F*>

John W. Marske                   Vice President                 22,684<F17>        <F*>       5,000       17,684<F17>      <F*>

Seth C. Miller                   Senior Vice President          53,628<F18>        <F*>      27,500       26,128<F18>      <F*>

Allen A. Mossien                 Vice President                 20,417<F19>        <F*>      15,000        5,417<F19>      <F*>

Steven F. Piaker                 Senior Vice President          43,134<F20>        <F*>      20,000       23,134<F20>      <F*>

David N. Reid                    Senior Vice President         109,912<F21>        <F*>      20,000       89,912<F21>      <F*>

William E. Rotatori              Senior Vice President          41,799<F22>        <F*>      30,000       11,799<F22>      <F*>

Robert B. St. Cyr                Senior Vice President          28,365<F23>        <F*>       5,000       23,365<F23>      <F*>

J. Terri Tanaka                  Former Senior                 122,067<F24>        <F*>      20,000      102,067<F24>      <F*>
                                 Vice President<F27>

Gerard Vecchio                   Senior Vice President          24,853<F25>        <F*>      10,000       14,853<F25>      <F*>

David B. Vignolo                 Vice President                 12,272<F26>        <F*>       5,000        7,272<F26>      <F*>

TOTALS                                                       1,342,566             9.4%     385,000      957,566           6.7%
-----------------------------------------------------------------------------------------------------------------------------------

<F*> Less than one percent

<F1> Unless otherwise noted, each person has sole voting and investment power with respect to all shares listed opposite such person's name. Shares issuable upon exercise of a person's exercisable stock options are deemed to be outstanding for purposes of calculating such person's percentage ownership.

<F2> The shares of offered stock were acquired by the selling shareholders in a private offering completed in late 1996 and early 1997. General American financed the acquisition of these shares by making unsecured demand loans to the selling shareholders. The shares may be offered from time to time by the selling shareholders. However, the selling shareholders are not obligated to sell all or any portion of their shares, nor are they obligated to sell any of their shares immediately pursuant to this prospectus. Because the selling shareholders may sell all or some of their shares, no estimate can be given as to the amount of common stock actually to be offered for sale by a selling shareholder or as to the amount of common stock that will be held by a selling shareholder upon the termination of this offering.


                                13


<F3> Includes 187,565 shares of common stock subject to stock options that are exercisable within 60 days and 2,656 shares of restricted stock that are subject to forfeiture in accordance with the terms of the specific grant (as to which Mr. Rubenstein has no investment power), and 500 shares that are owned by Mr. Rubenstein's child (as to which Mr. Rubenstein shares voting and investment power and disclaims beneficial ownership).

<F4> Includes 98,402 shares of common stock subject to stock options that are exercisable within 60 days and 3,242 shares of restricted stock that are subject to forfeiture in accordance with the terms of the specific grant (as to which the individual has no investment power).

<F5> Includes 15,668 shares of common stock subject to stock options that are exercisable within 60 days and 1,719 shares of restricted stock that are subject to forfeiture in accordance with the terms of the specific grant (as to which the individual has no investment power).

<F6> Includes 21,334 shares of common stock subject to stock options that are exercisable within 60 days and 2,031 shares of restricted stock that are subject to forfeiture in accordance with the terms of the specific grant (as to which the individual has no investment power).

<F7> Includes 11,667 shares of common stock subject to stock options that are exercisable within 60 days and 1,875 shares of restricted stock that are subject to forfeiture in accordance with the terms of the specific grant (as to which the individual has no investment power).

<F8> Includes 3,000 shares of common stock subject to stock options that are exercisable within 60 days.

<F9> Includes 9,002 shares of common stock subject to stock options that are exercisable within 60 days and 2,031 shares of restricted stock that are subject to forfeiture in accordance with the terms of the specific grant (as to which the individual has no investment power).

<F10> Includes 50,434 shares of common stock subject to stock options that are exercisable within 60 days and 1,250 shares of restricted stock that are subject to forfeiture in accordance with the terms of the specific grant (as to which the individual has no investment power).

<F11> Includes 11,334 shares of common stock subject to stock options that are exercisable within 60 days.

<F12> Includes 2,334 shares of common stock subject to stock options that are exercisable within 60 days and 938 shares of restricted stock that are subject to forfeiture in accordance with the terms of the specific grant (as to which the individual has no investment power).

<F13> Includes 21,334 shares of common stock subject to stock options that are exercisable within 60 days and 2,031 shares of restricted stock that are subject to forfeiture in accordance with the terms of the specific grant (as to which the individual has no investment power).

<F14> Includes 23,493 shares of common stock subject to stock options that are exercisable within 60 days and 9,375 shares of restricted stock that are subject to forfeiture in accordance with the terms of the specific grant (as to which the individual has no investment power).

<F15> Includes 11,167 shares of common stock subject to stock options that are exercisable within 60 days.

<F16> Includes 101,067 shares of common stock subject to stock options that are exercisable within 60 days and 1,875 shares of restricted stock that are subject to forfeiture in accordance with the terms of the specific grant (as to which the individual has no investment power).

<F17> Includes 16,334 shares of common stock subject to stock options that are exercisable within 60 days and 1,250 shares of restricted stock that are subject to forfeiture in accordance with the terms of the specific grant (as to which the individual has no investment power).


                                14


<F18> Includes 10,503 shares of common stock subject to stock options that are exercisable within 60 days and 15,625 shares of restricted stock that are subject to forfeiture in accordance with the terms of the specific grant (as to which the individual has no investment power).

<F19> Includes 3,667 shares of common stock subject to stock options that are exercisable within 60 days and 1,250 shares of restricted stock that are subject to forfeiture in accordance with the terms of the specific grant (as to which the individual has no investment power).

<F20> Includes 5,668 shares of common stock subject to stock options that are exercisable within 60 days and 1,406 shares of restricted stock that are subject to forfeiture in accordance with the terms of the specific grant (as to which the individual has no investment power).

<F21> Includes 64,155 shares of common stock subject to stock options that are exercisable within 60 days and 1,875 shares of restricted stock that are subject to forfeiture in accordance with the terms of the specific grant (as to which the individual has no investment power).

<F22> Includes 9,002 shares of common stock subject to stock options that are exercisable within 60 days and 1,797 shares of restricted stock that are subject to forfeiture in accordance with the terms of the specific grant (as to which the individual has no investment power).

<F23> Includes 21,334 shares of common stock subject to stock options that are exercisable within 60 days and 2,031 shares of restricted stock that are subject to forfeiture in accordance with the terms of the specific grant (as to which the individual has no investment power).

<F24> Includes 101,067 shares of common stock subject to stock options that are exercisable within 60 days.

<F25> Includes 2,667 shares of common stock subject to stock options that are exercisable within 60 days and 938 shares of restricted stock that are subject to forfeiture in accordance with the terms of the specific grant (as to which the individual has no investment power).

<F26> Includes 6,334 shares of common stock subject to stock options that are exercisable within 60 days and 938 shares of restricted stock that are subject to forfeiture in accordance with the terms of the specific grant (as to which the individual has no investment power).

<F27> Ms. Brinkman terminated employment with us in July 1998.  Mr.
Brodie became Chief Technology Officer of GenAmerica Corporation (which owns 100% of the outstanding shares of General American Life Insurance Company) in October 1997. Ms. Tanaka became Senior Vice President of Cova Financial Services Life Insurance Company (an affiliate of General American) in June 1998.

                        PLAN OF DISTRIBUTION

   We are registering the common shares covered by this prospectus for the selling shareholders. As used in this prospectus, "selling shareholders" includes any pledgees, donees, transferees or other successors in interest who may later hold the selling shareholders' interest (including A.G. Edwards & Sons, Inc. to the extent that shares may be sold from a margin account, as described below). To the extent required, we will identify any additional selling shareholders in a supplement to this prospectus. We currently expect to keep this prospectus effective for at least one year.


   As described in the table under "Selling Shareholders" above, some of the selling shareholders may pledge their shares offered through this prospectus as collateral in loan transactions pursuant to loan and margin agreements with A.G. Edwards & Sons, Inc. These loan and margin agreements would include maintenance of collateral value covenants. The covenants would require that, in the event that the value of the pledged shares declines below an agreed upon percentage of the related loan, the selling shareholder would be obligated to pledge cash or other additional collateral of a type acceptable to A.G. Edwards & Sons, Inc. in an amount that results in the aggregate value of the pledged shares and other collateral exceeding an agreed upon percentage of the loan. Upon default by the selling shareholder under the loan or pledge agreements, including without limitation any failure of the selling shareholder to provide satisfactory additional collateral, A.G. Edwards & Sons, Inc. would have the right to sell the pledged shares under this prospectus and apply the proceeds to the repayment of the loans. A pledgee, including A.G. Edwards & Sons, Inc. and/or its affiliates, exercising its right to sell shares pledged to it by the selling shareholder will have the same rights as the selling shareholder to offer and sell such shares under this prospectus.

   The selling shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling shareholders may sell the common shares in the over-the-counter market or otherwise, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.

   In addition, the selling shareholders may sell some or all of their common shares through:

   * a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;

   * purchases by a broker-dealer, as principal, and resale by the broker-dealers for its account; or

   * ordinary brokerage transactions and transactions in which a broker solicits purchasers.

   When selling the common shares, the selling shareholders may enter into hedging transactions. For example, the selling shareholders may:

   * enter into transactions involving short sales of the common shares by broker-dealers;

   * sell common shares short themselves and redeliver such shares to close out their short positions;

   * enter into option or other types of transactions that require the selling shareholder to deliver common shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus; or

   * loan or pledge the common shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

   The selling shareholders may negotiate and pay broker-dealers commissions, discounts or concessions for their services. Broker-dealers engaged by the selling shareholders may allow other broker-dealers to participate in resales. However, the selling shareholders and any broker-dealers involved in the sale or resale of the common shares may qualify as "underwriters" within the meaning of the Securities Act of 1933. In addition, the broker-dealers' commissions, discounts or concession may qualify as underwriters' compensation under the Securities Act of 1933. If the selling shareholders or any broker-dealers qualify as "underwriters," they will be subject to the prospectus delivery requirements of the Securities Act of 1933.

   In addition to selling their common shares under this prospectus, the selling shareholders may:

   * agree to indemnify any broker-dealer or agent against certain liabilities related to the selling of the common shares, including liabilities arising under the Securities Act of 1933;

   * transfer their common shares in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer; or

   *    sell their common shares under Rule 144 of the Securities
        Act of 1933 rather than under this prospectus, if the transaction meets the requirements of Rule 144.

   When a particular offering is made, if required, we will distribute to you a prospectus supplement. This supplement will set forth the names of the selling shareholders, the aggregate amount and type of shares being offered, the number of such shares owned before and after the completion of any such offering, and, to the extent required, the terms of the offering, including the name or names of any underwriters, broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling shareholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

   All expenses of the registration of the shares will be paid by us, including, without limitation, SEC filing fees and expenses of compliance; however, the selling shareholders will pay any sales commissions or underwriting discounts and fees and expenses of their counsel incurred in connection with the sale of shares through this prospectus.

   From time to time in the past, in the ordinary course of business, A.G. Edwards & Sons, Inc. or its affiliates have provided investment banking and financial advisory services to us, for which they have received customary compensation. A.G. Edwards & Sons, Inc. or its affiliates may continue to provide similar services in the future, for which they would expect to receive customary compensation.

                           LEGAL MATTERS

   The validity of the common shares offered by this prospectus will be passed upon by, Matthew P. McCauley, Esq., our Secretary and General Counsel. Mr. McCauley is also Vice President, Associate General Counsel and Assistant Secretary of General American.


                         ACCOUNTING EXPERTS

   KPMG LLP, our independent auditors, audited our financial statements included in our 1998 Annual Report on Form 10-K. We have incorporated these financial statements by reference in this prospectus and in the registration statement in reliance upon KPMG LLP's report given on their authority as experts in accounting and auditing.

                WHERE YOU CAN FIND MORE INFORMATION

   We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended. As a result, we file annual, quarterly and special reports, proxy statements and other information with the SEC. Because our shares are traded on The Nasdaq National Market under the symbol "CNNG," those materials can also be inspected and copied at the offices of that organization. Here are ways you can reach and obtain copies of this information:

-----------------------------------------------------------------------------------------------------------------
                  WHAT IS AVAILABLE                                      WHERE TO GET IT
-----------------------------------------------------------------------------------------------------------------
             Paper copies of information                    SEC's Public Reference Room
                                                            Judiciary Plaza Building
                                                            450 Fifth Street, N.W., Room 1024
                                                            Washington, D.C. 20549

                                                            SEC's Midwest Regional Office
                                                            Citicorp Center
                                                            500 West Madison Street, Suite 1400
                                                            Chicago, Illinois 60661

                                                            The Nasdaq Stock Market, Inc.
                                                            1735 K Street, N.W.
                                                            Washington, D.C. 20006
-----------------------------------------------------------------------------------------------------------------
         On-line information, free of charge                SEC's Internet website at http://www.sec.gov
-----------------------------------------------------------------------------------------------------------------
  Information about the SEC's Public Reference Rooms        Call the SEC at 1-800-SEC-0330
-----------------------------------------------------------------------------------------------------------------

   This prospectus is part of a registration statement we filed with the Securities and Exchange Commission. You can get a copy of the registration statement from the sources listed above.

          INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede previously filed information, including information contained in this document.

   We incorporate by reference the documents listed below and any future filings we will make with the SEC under File No. 000-23183 pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until this offering has been completed:

   *    Our Annual Report on Form 10-K for the year ended December
        31, 1998;

   *    Our Quarterly Report on Form 10-Q for the quarter ended
        March 31, 1999;

   * Our Current Report on Form 8-K dated March 25, 1999 (filed April 5, 1999); and

   * The description of our common stock, which is contained in our registration statement filed on Form 8-A, dated October 7, 1997, as amended on Form 8-A/A on November 6, 1997.

   You may request free copies of these filings by writing or telephoning us at the following address:

               Investor Relations Department
                    Conning Corporation
                     700 Market Street
                 St. Louis, Missouri 63101
                       (314) 444-0715

                              PART II

              INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

   The expenses (other than underwriting discounts and sales commissions) relating to the registration of common shares will be borne by us. These expenses are estimated to be as follows<F*>:

               SEC Registration Fee                           $ 1,800
               Accountants' Fees                                1,500
               Legal Fees                                      10,000
               Miscellaneous                                    1,700
                                                              -------
               Total                                          $15,000
                                                              =======

[FN]
   <F*> The selling shareholders will pay any sales commissions or underwriting discounts and fees and expenses of their counsel incurred in connection with the sale of shares registered hereunder.

ITEM 15.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

   Section 351.355(1) of the Revised Statutes of Missouri provides that a corporation may indemnify a director, officer, employee or agent of the corporation in any action, suit or proceeding other than an action by or in the right of the corporation, against expenses (including attorney's fees), judgments, fines and settlement amounts actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful. Section 351.355(2)provides that the corporation may indemnify any such person in any action or suit by or in the right of the corporation against expenses (including attorneys' fees) and settlement amounts actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that he may not be indemnified in respect of any matter in which he has been adjudged liable for negligence or misconduct in the performance of his duty to the corporation, unless authorized by the court. Section 351.355(3) provides that a corporation shall indemnify any such person against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the action, suit or proceeding if he has been successful in defense of such action, suit or proceeding and if such action, suit or proceeding is one for which the corporation may indemnify him under Section 351.355(1) or (2). Section 351.355(7) provides that a corporation shall have the power to give any further indemnity to any such person, in addition to the indemnity otherwise authorized under Section 351.355, provided such further indemnity is either (i) authorized, directed or provided for in the articles of incorporation of the corporation or any duly adopted amendment thereof or (ii) is authorized, directed or provided for in any by-law or agreement of the corporation which has been adopted by a vote of the shareholders of the corporation, provided that no such indemnity shall indemnify any person from or on account of such person's conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct.

   Our Restated Articles of Incorporation, as amended (see reference at Exhibit 3.1), contain provisions indemnifying our directors and officers to the extent authorized specifically by Sections 351.355.

   Our directors or officers who are directors or officers of General American Life Insurance Company may also be entitled to indemnification under the provisions of General American Life Insurance Company's Articles of Incorporation, which provide indemnification to them since they serve, at General American Life Insurance Company's request, as our directors or officers. Such individuals are also covered by General American Life Insurance Company's director's and officer's liability insurance policy.

   General American Mutual Holding Company maintains a policy of insurance under which our directors and officers are insured, subject to the limits of the policy, against certain losses, as defined in the policy, arising from claims made against such directors and officers by reason of any wrongful acts, as defined in the policy, in their respective capacities as our directors or officers.

ITEM 16.  EXHIBITS.

   See Exhibit Index.

ITEM 17.  UNDERTAKINGS.

   The undersigned registrant hereby undertakes:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

   (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a view registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (4) For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934(and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC that such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                             SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri on June 11, 1999.

                    CONNING CORPORATION

                    /s/ Leonard M. Rubenstein
                    ----------------------------------------------------
                    Leonard M. Rubenstein
                    Chairman, President and Chief Executive Officer


                         POWER OF ATTORNEY


     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Leonard M. Rubenstein and Fred M. Schpero, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, and in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and all amendments and supplements to any prospectus relating thereto and any other documents and instruments incidental thereto, and any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that each said attorneys-in-fact and agents and/or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                                                                                 Dated
/s/ Leonard M. Rubenstein     Chairman, President, Chief Executive            June 11, 1999
-------------------------     Officer, Director (Principal Executive
Leonard M. Rubenstein         Officer)


/s/ Fred M. Schpero           Senior Vice President; Chief Financial          June 11, 1999
-------------------------     Officer (Principal Financial and
Fred M. Schpero               Accounting Officer)


/s/ Richard A. Liddy          Director                                        June 11, 1999
-------------------------
Richard A. Liddy


/s/ John A. Fibiger           Director                                        June 11, 1999
-------------------------
John A. Fibiger


/s/ Arthur C. Reeds, III      Director                                        June 11, 1999
-------------------------
Arthur C. Reeds, III


/s/ John C. Shaw              Director                                        June 11, 1999
-------------------------
John C. Shaw

                                INDEX TO EXHIBITS

EXHIBIT NO.                       DESCRIPTION
-----------                       -----------

3.1 Restated Articles of Incorporation of Conning, as amended (incorporated by reference to Exhibit No. 3.1 to Conning's Annual Report on Form 10-K (File No. 0-23183) for the fiscal year ended December 31, 1997).

3.2 Bylaws of Conning (incorporated by reference to Exhibit No. 3.3 to Registration Statement on Form S-1 (No.
               333-35993) filed September 19, 1997).

4.1            See Exhibit 3.1.

4.2            See Exhibit 3.2.

5.1            Opinion of Counsel re: legality

23.1           Consent of KPMG LLP as Independent Auditors

23.2           Consent of Counsel (included in Exhibit 5.1)

24.1           Power of Attorney (included in signature page)